Exhibit 99.1

INTERNATIONAL SEAWAYS ANNOUNCES PRELIMINARY RESULTS OF 2023 ANNUAL MEETING OF STOCKHOLDERS

New York, NY – June 6, 2023 – International Seaways, Inc. (NYSE: INSW) (the “Company” or “INSW”), one of the largest tanker companies worldwide providing energy transportation services for crude oil and petroleum products, today announced that based on the preliminary voting results provided by its proxy solicitor following the Company’s 2023 Annual Meeting of Stockholders (the “Annual Meeting”), INSW stockholders have voted to re-elect all ten of the Company’s nominees: Douglas D. Wheat, Timothy J. Bernlohr, Ian T. Blackley, Alexandra K. Blankenship, Randee E. Day, David I. Greenberg, Joseph I. Kronsberg, Nadim Z. Qureshi, Craig H. Stevenson, Jr., and Lois K. Zabrocky.

At the Annual Meeting, stockholders also ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2023; approved the compensation of the Named Executive Officers for 2023 as described in the Company’s Proxy Statement; approved the frequency of future advisory votes on Named Executive Officer for every year and ratified the Company’s Amended and Restated Shareholder Rights Agreement.

“On behalf of International Seaways’ Board, I would like to thank our stockholders for their participation and feedback throughout this process,” said Douglas Wheat, Chairman of the Board. “Today’s results demonstrate our stockholders’ strong support for our highly qualified, diversified Board and the strategy we are executing to drive long-term value creation. We will continue to take decisive action to build on our track record to enhance stockholder value.”

The Company will file final voting results with the U.S. Securities and Exchange Commission on a Form 8-K within four days after the Annual Meeting.

ABOUT INTERNATIONAL SEAWAYS, INC.

International Seaways, Inc. (NYSE: INSW) is one of the largest tanker companies worldwide providing energy transportation services for crude oil and petroleum products in International Flag markets. International Seaways owns and operates a fleet of 76 vessels, including 13 VLCCs, 13 Suezmaxes, five Aframaxes/LR2s, eight LR1s and 37 MR tankers. International Seaways has an experienced team committed to the very best operating practices and the highest levels of customer service and operational efficiency. International Seaways is headquartered in New York City, NY. Additional information is available at https://www.intlseas.com.

Forward-Looking Statements

This release contains forward-looking statements. In addition, the Company may make or approve certain statements in future filings with the U.S. Securities and Exchange Commission (SEC), in press releases, or in oral or written presentations by representatives of the Company. All statements other than statements of historical facts should be considered forward-looking statements. These matters or statements may relate plans to issue dividends, the Company’s prospects, including statements regarding vessel acquisitions, expected synergies, trends in the tanker markets, and possibilities of strategic alliances and investments. Forward-looking statements are based on the Company’s current plans, estimates and projections, and are subject to change based on a number of factors. Investors should carefully consider the risk factors outlined in more detail in the Annual Report on Form 10-K for 2022 for the Company, the Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, and in similar sections of other filings made by the Company with the SEC from time to time. The Company assumes no obligation to update or revise any forward-looking statements. Forward-looking statements and written and oral forward-looking statements attributable to the Company or its representatives after the date of this release are qualified in their entirety by the cautionary statements contained in this paragraph and in other reports previously or hereafter filed by the Company with the SEC.

Investor Relations & Media Contact:

Tom Trovato, International Seaways, Inc.

(212) 578-1602

ttrovato@intlseas.com

Matt Sherman / Aaron Palash / Haley Salas

Joele Frank, Wilkinson Brimmer Katcher

(212) 355-4449